                            STOCK PURCHASE AGREEMENT
                            ------------------------

     This Stock Purchase Agreement (this "Agreement") is entered into as of the
                                          ---------
31st day of March, 1999 by and among SS&C Technologies, Inc., a Delaware corporation with its principal office at 80 Lamberton Road, Windsor, Connecticut 06095 (the "Buyer"), The Brookside Corporation, a Rhode Island corporation with
            -----
its principal office at 1200 North Federal Highway, Suite 200, Boca Raton, Florida 33432 (the "Company"), and John M. Boyle (the "Stockholder").
                    -------                            -----------

                             Preliminary Statement
                             ---------------------

     1.   The Stockholder owns 200 issued and outstanding shares (the "Shares")
                                                                       ------
of Common Stock, no par value per share (the "Common Stock"), of the Company,
                                              ------------
which Shares represent all of the issued and outstanding shares of capital stock of the Company.

     2. The Buyer desires to purchase, and the Stockholder desires to sell, the Shares at the Closing (as defined below), for the consideration set forth below, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1.   Purchase and Sale of the Shares
          -------------------------------

          1.1  Purchase of the Shares from the Stockholder.  Subject to and upon
               -------------------------------------------
the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Stockholder shall sell,
                                     -------
transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Stockholder, all the Shares owned by the Stockholder. At the Closing the Stockholder shall deliver to the Buyer certificates evidencing the Shares owned by the Stockholder duly endorsed in blank or with stock powers duly executed by the Stockholder.

          1.2  Further Assurances.  At any time and from time to time after the
               ------------------
Closing, at the Buyer's reasonable request and without further consideration, the Stockholder shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action or actions as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Shares owned by the Stockholder, to put the Buyer in actual possession and operating control of the assets, properties and business of the Company, and to carry out the purpose and intent of this Agreement.

          1.3  Consideration for the Shares.  The aggregate purchase price (the
               ----------------------------
"Purchase Price") to be paid and delivered by the Buyer on the date of the
 --------------
Closing (the "Closing Date") to the Stockholder for the Shares shall consist of
              ------------
27,600 shares (the "Buyer Shares") of the Buyer's Common Stock, $.01 par value
                    ------------
per share (the "Buyer Common Stock").
                ------------------

          1.4  Closing.  The Closing shall take place at the offices of the
               -------
Buyer, 80 Lamberton Road, Windsor, Connecticut at 9:00 a.m., Eastern Time, on the date of this Agreement or at such other place, time or date as may be mutually agreed upon in writing by the parties. The transfer of the Shares by the Stockholder to the Buyer shall be deemed to occur at 9:00 a.m., Eastern Time, on the Closing Date.

     2.   Representations of the Stockholder
          ----------------------------------

          The Stockholder represents and warrants to the Buyer as follows:

          (a) The Stockholder has good and marketable title to the Shares which are to be transferred to the Buyer by the Stockholder pursuant hereto, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options, voting trusts, voting agreements and adverse claims or rights whatsoever ("Stock Claims").
                                                     ------------

          (b) The Stockholder has all requisite right, power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to transfer, convey and sell to the Buyer at the Closing the Shares to be sold by the Stockholder hereunder and, upon consummation of the purchase contemplated hereby, the Buyer will acquire from the Stockholder good and marketable title to such Shares, free and clear of all Stock Claims.

          (c) No broker or finder has acted for the Stockholder in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Stockholder.

          (d) The Stockholder is acquiring the Buyer Shares for his own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement, the Stockholder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Stockholder is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act").
                                         --------------

          (e) The Stockholder has carefully reviewed the representations concerning the Buyer contained in this Agreement and has made detailed inquiry concerning the Buyer, its business and its personnel; the officers of the Buyer have made available to the Stockholder any and all written information which he has requested and have answered to the Stockholder's satisfaction all inquiries made by the Stockholder; and the Stockholder has sufficient knowledge and experience in finance and business that he is capable of evaluating the risks and merits of his investment in the Buyer and the Stockholder is able financially to bear the risks thereof.

     3. Representations of the Stockholder and the Company Regarding the Company
        ------------------------------------------------------------------------

          The Company and the Stockholder jointly and severally represent and warrant to the Buyer that the statements contained in this Section 3 are true and correct, except as set forth in the disclosure schedule provided to the Buyer on the date hereof and forming a part hereof (the "Disclosure Schedule").
                                                         -------------------

          3.1  Organization, Qualification and Corporate Power.  The Company is
               -----------------------------------------------
a corporation duly organized, validly existing and in corporate and franchise tax good standing under the laws of the state of its incorporation. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification or payment of Taxes (as defined below), except to the extent such failure would not have a material adverse effect on the business, financial condition, results of operations or prospects of the Company or on the ability of the Company or the Stockholder to consummate the transactions contemplated hereby (a "Material
                                                                   --------
Adverse Effect").  The Company has all requisite corporate power and authority
--------------
to carry on the business in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to the Buyer true and complete copies of its charter and by-laws, each as amended and/or restated to date and as in effect on the date hereof. The Company is not in default under or in violation of any provision of its charter or by-laws.

          3.2  Capitalization.  The authorized capital stock of the Company
               --------------
consists of 600 shares of Common Stock, of which 200 shares are issued and outstanding on the date hereof and held of record and beneficially by the Stockholder. All of the issued and outstanding Shares are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the

Securities Act, of any Shares. All of the issued and outstanding Shares were offered and issued in compliance with applicable federal and state securities laws.

          3.3  Authority.  The Company has all requisite power and authority to
               ---------
execute and deliver this Agreement and to perform its obligations hereunder.
The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and the Stockholder and constitutes a valid and binding obligation of the Company and the Stockholder, enforceable against the Company and the Stockholder in accordance with its terms.

          3.4  Noncontravention.  Neither the execution and delivery by the
               ----------------
Company and the Stockholder of this Agreement or the other agreements contemplated hereby, nor the consummation by the Company and the Stockholder of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or by-laws of the Company; (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a

"Governmental Entity"); (c) conflict with, result in a breach of, constitute
--------------------
(with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company or the Stockholder is a party or by which the Company or the Stockholder is bound or to which any of the assets of the Company or the Stockholder are subject; (d) result in the imposition of any Security Interest upon any assets of the Company or the Stockholder or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Shares or any of the properties or assets of the Company or the Stockholder. For purposes of this Agreement, "Security Interest"
                                                              -----------------
means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's and similar liens; (ii) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings and which are properly reflected in reserves (other than reserves to reflect timing differences between book and tax accounting) on the Most Recent Balance Sheet (as defined below), except to the extent such taxes do not have a Material Adverse Effect; (iii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation;
(iv) liens on goods in transit incurred pursuant to documentary letters of credit; (v) purchase money liens and liens securing rental payments under capital lease arrangements and (vi) other liens arising in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) of the Company ("Ordinary Course of Business") and not
                                       ---------------------------
material to the Company.

          3.5  Subsidiaries.  The Company does not own or control, directly or
               ------------
indirectly, any shares of capital stock of any corporation or have any equity interest in any partnership, limited liability company, joint venture, trust, association or other non-corporate business enterprise.

          3.6  Financial Statements.  The Company has provided to the Buyer the
               --------------------
unaudited balance sheets and the related statements of operations as of and for each of the fiscal years ended December 31, 1996, 1997 and 1998 (the "Financial
                                                                      ---------
Statements"). The Financial Statements have been prepared in accordance with
----------
United States generally accepted accounting principles ("GAAP") applied on a
                                                         ----
consistent basis throughout the periods covered thereby, fairly present, in all material respects, the financial condition and results of operations of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company.

          3.7  Absence of Certain Changes.  Since December 31, 1998, (a) there
               --------------------------
has not been any Material Adverse Effect, nor has there occurred any event or development which could reasonably be foreseen as likely to result in a Material Adverse Effect in the future, and (b) the Company has not taken any of the actions set forth below:

          (a) issued, sold, delivered or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorized the issuance, sale or delivery of, or redeemed or repurchased, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities;

          (b) split, combined or reclassified any shares of its capital stock; or declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

          (c) created, incurred or assumed any debt not currently outstanding (including obligations in respect of capital leases); assumed, guaranteed, endorsed or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; or made any loans, advances or capital contributions to, or investments in, any other person or entity;

          (d) entered into, adopted or amended any employee benefit plan or any employment or severance agreement or arrangement of the type described in
Section 3.20 or (except for normal increases in the Ordinary Course of Business) increased in any manner the compensation or fringe benefits of, or materially modified the employment terms of, its directors, officers or employees, generally or individually, or paid any benefit not required by the terms in effect on the date hereof of any existing employee benefit plan;

          (e) acquired, sold, leased, encumbered or disposed of any assets, other than purchases of assets and sales of products in the Ordinary Course of Business;

          (f)  amended its charter or by-laws;

          (g) changed in any material respect its accounting methods, principles or practices, except insofar as may be required by GAAP;

          (h) discharged or satisfied any Security Interest or paid any obligation or liability other than in the Ordinary Course of Business;

          (i) mortgaged or pledged any of its property or assets or subjected any such assets to any Security Interest;

          (j) sold, assigned, transferred or licensed any Intellectual Property (as defined below), other than in the Ordinary Course of Business;

          (k) entered into, amended, terminated, took or intentionally omitted to take any action that would constitute a violation of or default under, or waived any rights under, any contract or agreement other than in the Ordinary Course of Business;

          (l) made or committed to make any capital expenditure in excess of $5,000 per item or $15,000 in the aggregate other than in the Ordinary Course of Business;

          (m) took any action or failed to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue; or

          (n) agreed in writing or otherwise to take any of the foregoing actions.

          3.8  Undisclosed Liabilities.  The Company has no liability (whether
               -----------------------
known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet dated December 31, 1998 (the "Most Recent Balance Sheet"),
                                                   -------------------------
(b) liabilities which have arisen since the date of the Most Recent Balance Sheet in the Ordinary Course of Business and which are not in the aggregate material and (c) contractual liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on the Most Recent Balance Sheet and which are not in the aggregate material.

          3.9  Tax Matters
               -----------

          (a) The Company has filed all Tax Returns (as defined below) required to be filed by it and all such Tax Returns were correct and complete in all material respects. The Company has paid all Taxes (as defined below) imposed on it, or for which it is liable, whether to Governmental Entities (as, for example, under law) or to other persons or entities (as, for example, under a tax allocation agreement), due on or before the date hereof except for such Taxes that such Company is contesting in good faith and for which the Company has established adequate reserves. The unpaid Taxes of the Company for tax periods through the date of the Most Recent Balance Sheet do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet and do not exceed such accruals and reserves as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns. The Company has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar
                 -----
assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, severance, stamp, occupation, windfall profits, customs, duties, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, profits, license, lease, service, service use, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other
 -----------
information required to be supplied to a taxing authority in connection with Taxes.

          (b) The federal Tax Returns of the Company have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 3.9(b) of the Disclosure Schedule. The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since 1993. No examination or audit of any Tax Returns of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company and the Stockholder, threatened or contemplated. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

          (c) The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"),
                                                                         ----
and none of the assets of the Company is subject to an election under Section 341(f) of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreement.

          (d) The Company is not and has never been a member of an "affiliated
group" of corporations (within the meaning of Section 1504 of the Code).   The
Company has not made an election under Treasury Reg. Section 1.1502-20(g). The Company is not, nor has it ever been, required to make a basis reduction pursuant to Treasury Reg. Section 1.1502-20(b) or Treasury Reg. Section 1.337(d)-2(b).

          (e) None of the assets of the Company: (i) is "tax exempt use property" within the meaning of Section 168(h) of the Code; (ii) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code or (iii) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. The Company has not agreed to make, nor is required to make, any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

          3.10 Tangible Assets; Inventory.  The Company owns or leases all
               --------------------------
tangible assets necessary for the conduct of its business as presently conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Company (tangible or intangible) is subject to any Security Interest. The Company maintains no inventory.

          3.11 Owned Real Property.  The Company owns no real property.
               -------------------

          3.12 Intellectual Property
               ---------------------

          (a) The Company owns or has the right to use all Intellectual Property (as defined below) used in the operation of its business or necessary for the operation of its business as presently proposed to be conducted. Each item of Intellectual Property owned by or used in the operation of the business of the

Company at any time during the period covered by the Financial Statements will be owned or available for use by the Company on identical terms and conditions immediately following the Closing. The Company has taken all reasonable measures to protect the proprietary nature of each item of Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses, except to the extent that it has elected to disclose Confidential Business Information (as defined below) pursuant to the agreements disclosed pursuant to Section 3.14(f) below. No other person or entity has any rights to any of the Intellectual Property owned or used by the Company (except pursuant to agreements or licenses specified in Sections 3.12(c) or 3.12(d) of the Disclosure Schedule), and, to the knowledge of the Company and the Stockholder, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property that the Company owns or uses. For purposes of this Agreement, "Intellectual Property" means all (i) patents, patent applications,
            ---------------------
patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations; (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof;
(iii) copyrights and registrations and applications for registration thereof (including moral rights); (iv) mask works and registrations and applications for registration thereof; (v) computer software, data and documentation; (vi) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (vii) other proprietary rights relating to any of the foregoing and
(viii) copies and tangible embodiments thereof (collectively, "Confidential
                                                               ------------
Business Information").
--------------------

          (b) None of the activities or business presently conducted by the Company, or conducted by the Company at any time within the six years prior to the date of this Agreement, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any other person or entity. The Company has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation, and, to the knowledge of the Company and the Stockholder, there is no basis for any such complaint, claim or notice.

          (c) Section 3.12(c) of the Disclosure Schedule identifies each trademark, patent or registration of an Intellectual Property right which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending trademark application, patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each license or other agreement pursuant to which the Company has granted any rights to any third party with respect to any of its Intellectual Property. The Company has delivered to the Buyer correct and complete copies of all such trademarks, patents, registrations, applications, licenses and agreements (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership of, and any claims or disputes relating to, each such item. Except as set forth in Section 3.12(c) of the Disclosure Schedule, with respect to each item of Intellectual Property that the Company owns:

                    (i) the Company possesses all right, title and interest in and to such item;

                    (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

                    (iii) the Company has not agreed to indemnify any person or entity for or against any infringement, misappropriation or other conflict with respect to such item.

          (d) Except for commercially available software subject to standard "shrinkwrap" licenses and software in the "public domain," Section 3.12(d) of the Disclosure Schedule identifies each item of Intellectual Property used in the operation of the business of the Company at any time during the period covered by the Financial Statements, or that the Company currently plans to use in the future, that is owned by a party other than the Company. The Company has supplied the Buyer with correct and complete copies of all licenses, sublicenses or other agreements (as amended to date) pursuant to which the Company uses such Intellectual Property. Except as set forth in Section 3.12(d) of the Disclosure Schedule, with respect to each such item of Intellectual Property:

                    (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect;

                    (ii) such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect following the Closing in accordance with the terms thereof as in effect prior to the Closing;

                    (iii) Neither the Company nor, to the knowledge of the Company or the Stockholder, any other party to such license, sublicense or other agreement is in breach or default, and no event has occurred which with notice or lapse of time or both would constitute a breach or default or permit termination, modification or acceleration thereunder;

                    (iv) the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction;

                    (v) the Company has not agreed to indemnify any person or entity for or against any interference, infringement, misappropriation or other conflict with respect to such item; and

                    (vi) no license or other fee is payable upon any transfer or assignment of such license, sublicense or other agreement.

          (e) Section 3.12(e) of the Disclosure Schedule accurately identifies and describes in summary fashion the functions of all software developed by the Company (the "Company Software") and identifies the nature of the Company's
              ----------------
rights therein. Section 3.12(e) of the Disclosure Schedule identifies all computer programs, libraries, databases or other software not owned by the Company but embedded in or necessary for the use of the Company Software (the

"Third-Party Software").  Except as set forth in Section 3.12(e) of the
 --------------------
Disclosure Schedule:

                    (i) the Company has not disclosed the source code for any of the Company Software or other confidential or proprietary information constituting, embodied in or pertaining to the Company Software to any person and has taken reasonable measures to prevent such disclosure, other than disclosure of such source code to employees or independent contractors of the Company, in each case pursuant to valid and binding nondisclosure agreements with such persons or entities which are in full force and effect. All of the Company Software has been created by regular employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who, in either case, have executed agreements maintaining the confidentiality of the Company Software and expressly assigning, in the case of such regular employees and such independent contractors, all such regular employees and such independent contractors' right, title and interest in the Company Software to the Company; and

                    (ii) the Company has not distributed the Company Software or Third-Party Software except pursuant to and in compliance with written agreements provided to the Buyer. No third parties are permitted to distribute or otherwise use the Company Software except pursuant to valid written license or sublicense agreements, copies of which have been provided to the Buyer.

          (f) Section 3.12(f) of the Disclosure Schedule lists each item of Intellectual Property in which the Company has any interest and which is not listed elsewhere in Section 3.12 of the Disclosure Schedule, including but not limited to all unregistered trademarks, trade names, service marks, logos and trade dress.

          3.13 Real Property Leases.  Section 3.13 of the Disclosure Schedule
               --------------------
lists and describes briefly all real property leased or subleased to the Company and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 3.13 of the Disclosure Schedule. With respect to each lease and sublease listed in Section
3.13 of the Disclosure Schedule:

          (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

          (b) the lease or sublease will be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

          (c) neither the Company nor, to the knowledge of the Company and the Stockholder, the other party to the lease or sublease is in breach or default thereof, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by the Company or permit termination, modification or acceleration by the other party thereunder;

          (d) there are no disputes, oral agreements or forbearance programs between the Company and the other party to such lease or sublease in effect as to the lease or sublease;

          (e) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

          (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities as presently conducted.

          3.14 Contracts.  Section 3.14 of the Disclosure Schedule lists the
               ---------
following agreements (whether written or oral) to which the Company is a party:

          (a) any original equipment manufacturer (OEM), value-added reseller
(VAR), distributor or site license agreements;

          (b) any contract that requires the Company to perform custom development work during the 12-month period following the Closing Date;

          (c) any agreement (or group of related written agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $10,000 per annum;

          (d) any agreement (or group of related agreements for the purchase or sale of supplies, products or other personal property or for the furnishing or receipt of services (i) which calls for performance over a period of more than six months, (ii) which involves more than the sum of $10,000 or (iii) in which the Company has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

          (e) any agreement (or group of related agreements) under which the Company has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

          (f) any agreement concerning confidentiality or noncompetition;

          (g) any agreement involving the Stockholder or his affiliates

("Affiliates"), as defined in Rule 12b-2 under the Securities Exchange Act of
------------
1934, as amended (the "Exchange Act,"), that is not both terminated prior to the
                       ------------
Closing and without any force or effect after the Closing;

          (h) any consulting or employment agreement;

          (i) any agreement under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect; and

          (j) any other agreement (or group of related agreements) either involving more than $15,000 or not entered into in the Ordinary Course of Business.

          The Company has made available to the Buyer a correct and complete copy of each agreement (as amended to date) listed in Section 3.14 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect;
(ii) the agreement will be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing and (iii) neither the Company nor, to the knowledge of the Company and the Stockholder, any other party is in breach or default thereof, and no event has occurred which with notice or lapse of time would constitute a breach or default by the Company or permit termination, modification, or acceleration by the other party, under the agreement.

          3.15 Powers of Attorney.  There are no outstanding powers of attorney
               ------------------
executed on behalf of the Company.

          3.16 Insurance.  Section 3.16 of the Disclosure Schedule sets forth a
               ---------
list of each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five years. Copies of all such policies have been delivered to the Buyer. The Company and the Stockholder further represent that: (i) each such insurance policy is enforceable and in full force and effect; (ii) such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; (iii) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration, under such policy and (iv) the Company has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general.

          3.17 Litigation.  Section 3.17 of the Disclosure Schedule identifies,
               ----------
and contains a brief description of, (a) any unsatisfied judgment, order, decree, stipulation or injunction and (b) any claim, complaint, action, suit, proceeding, hearing or investigation of or in any Governmental Entity or before any arbitrator to which the Company is a party or, to the knowledge of the Company and the Stockholder, is threatened to be made a party. None of the complaints, actions, suits, proceedings, hearings and investigations set forth in Section 3.17 of the Disclosure Schedule, if resolved adversely to the Company, would be reasonably expected to have a Material Adverse Effect.

          3.18 Product Warranty.  The Company has not agreed with any customer
               ----------------
with respect to any product manufactured, sold, leased, licensed or delivered by the Company to any guaranty, warranty, right of return or other indemnity beyond the applicable written terms and conditions of such sale, lease, license or delivery.

          3.19 Employees.  Section 3.19 of the Disclosure Schedule contains a
               ---------
list of all employees of the Company, along with the position and the annual rate of compensation of each such person. To the knowledge of the Company and the Stockholder, no employee or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, and has not experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Neither the Company nor the Stockholder has knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

          3.20 Employee Benefit Plans
               ----------------------

          (a) Section 3.20 of the Disclosure Schedule sets forth an accurate schedule of all employee benefit or welfare benefit plans or arrangements of the Company, including without limitation any pension, profit sharing, bonus, stock option, incentive, deferred compensation, hospitalization, medical, insurance or other plan or arrangement, any employment agreement containing "golden parachute" provisions, and a description of such plans and arrangements, together with copies of such plans, agreements and any trusts relate thereto, and classifications of employees covered thereby. All employee benefit plans listed in Section 3.20 of the Disclosure Schedule are in compliance with any applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations issued thereunder, as well as with all
          -----
other applicable federal, state and local statutes, ordinances and regulations.

          (b) All plans listed in Section 3.20 of the Disclosure Schedule that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code
                              ---------------
have been determined by the Internal Revenue Service to be so qualified, or will be submitted to the Internal Revenue Service within the relevant amendment period of Section 401(b) of the Code, and copies of such determination letters are included as part of Section 3.20 of the Disclosure Schedule. All reports and other documents required to be filed with any Governmental Entity or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits and Tax Returns) have been timely filed or distributed, and true copies thereof have been delivered to the Buyer. Neither the Stockholder, any such plan listed in Section 3.20 of the Disclosure Schedule nor the Company has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No such plan listed in
Section 3.20 of the Disclosure Schedule has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA. The Company has not incurred any liability for excise tax or penalty due to the Internal Revenue Service or any liability due to the Pension Benefit Guaranty Corporation. The Company has never maintained a plan that is subject to Title IV of ERISA or Section 412 of the Code. The Company has never been required to contribute to a multiemployer plan as defined in Section 4001 of ERISA.

          3.21 Environmental Matters.    The Company has not disposed of, or
               ---------------------
contracted for the disposal of, hazardous wastes, hazardous substances, infectious or medical waste, as those terms are defined by the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive
                                                    ----
Environmental Response, Compensation and Liability Act of 1980, as amended

("CERCLA"), or any comparable state laws, rules or regulations.  There has been
--------
no storage or treatment of solid wastes or hazardous wastes (as defined in RCRA) by the Company at any site or other facility owned or operated by the Company in violation of any applicable law, rule, regulation, order, judgment or permit or that would require any remedial action under any applicable law. Except as disclosed in
Section 3.21 of the Disclosure Schedule, (a) the Company has not received any notice of any violation with respect to asbestos or other toxic or dangerous materials at any of its sites, and (b) there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind by the Company onto any property leased by Company, or into the environment surrounding any such property of any toxic or hazardous substances as defined under any local, state or federal regulations or laws. Except as disclosed in Section 3.21 of the Disclosure Schedule, no employee of the Company has, in the course and scope of his or her employment, been exposed by the Company in violation of any law or regulation to hazardous, infectious or toxic wastes or substances. In addition, neither the Company nor the Stockholder has knowledge of any assertion by any Governmental Entity of any enforcement action. Section 3.21 of the Disclosure Schedule sets forth a complete list of all disposal sites utilized in the past five years by Company.

          3.22 Legal Compliance.  The Company, and its conduct and operations of
               ----------------
its business, is in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Company or its business.

          3.23 Permits.  Section 3.23 of the Disclosure Schedule sets forth a
               -------
list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under environmental laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company.
                                 -------
Such listed Permits are the only Permits that are required for the Company to conduct its business as presently conducted or as proposed to be conducted. Each such Permit is in full force and effect and, to the knowledge of the Company and the Stockholder, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will be in full force and effect immediately following the Closing.

          3.24 Certain Business Relationships With Affiliates.  No Affiliate of
               ----------------------------------------------
the Company (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company or (c) owes any money to the Company.

           3.25     Year 2000 Compliance
                    --------------------

          (a) The Company has conducted "year 2000" audits with respect to (i) all of the Company's internal systems that are material to the Company, including without limitation computer hardware systems, software applications, firmware, equipment containing embedded microchips and other embedded systems, and (ii) all of the software, hardware, firmware and other technology which constitute part of the products and services of the Company manufactured, marketed or sold by the Company or licensed by the Company to third parties. The Company has used reasonable efforts to obtain "year 2000" certifications with respect to all third-party systems that are material to the Company, including without limitation systems belonging to the Company's suppliers, service providers and customers. The Company has furnished to the Buyer true and correct copies of all "year 2000" audits, certifications, reports and other similar documents that have been prepared or performed by or on behalf of the Company or any third party with respect to the Company.

          (b) All of (i) the Company's internal systems that are material to the Company, including without limitation computer hardware systems, software applications, firmware, equipment containing embedded microchips and other embedded systems, and (ii) the software, hardware, firmware and other technology which constitute part of the products and services of the Company manufactured, marketed or sold by the Company or licensed by the Company to third parties are Year 2000 Compliant (as defined below) and will not be adversely affected with respect to functionality, interoperability, performance or volume capacity (including without limitation the processing and reporting of data) by virtue of the arrival of the year 2000.

          (c) The Company is not aware of any failure to be Year 2000 Compliant of any third-party system that is material to the Company, including without limitation any system belonging to one of the Company's suppliers, service providers or customers.

          (d) For purposes of this Agreement, "Year 2000 Compliant" means
                                               -------------------
that the applicable system or item:

                    (i) will accurately receive, record, store, provide, recognize and process all date and time data from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years;

                    (ii) will accurately perform all date-dependent calculations and operations (including without limitation mathematical operations, sorting, comparing and reporting) from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years; and

                    (iii) will not malfunction, cease to function or provide invalid or incorrect results as a result of (x) the change of years from 1999 to 2000 or from 2000 to 2001, (y) date data, including date data which represents or references different centuries, different dates during 1999 and 2000, or more than one century or (z) the occurrence of any particular date;

                    in each case without human intervention, other than original data entry; provided in each case, that all applications, hardware and other systems used in conjunction with such system or item which are not owned or licensed by the Company correctly exchange date data with or provide data to such system or item.

          (e) Except as set forth in Section 3.25(e) of the Disclosure Schedule, the Company has not provided any guarantee or warranty for any product sold or licensed, or service provided, by the Company to the effect that such product or service (i) complies with or accounts for the fact of the arrival of the year 2000 or (ii) will not be adversely affected with respect to functionality, interoperability, performance or volume capacity (including without limitation the processing and reporting of data) by virtue of the arrival of the year 2000.

          3.26 Pooling.  Neither the Company nor any of its Affiliates has
               -------
through the date of this Agreement taken or agreed to take any action that would prevent the Company and the Buyer from accounting for the business combination contemplated by this Agreement as a "pooling of interests" in conformity with GAAP.

          3.27 Brokers' Fees.   The Company has no liability or obligation to
               -------------
pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          3.28 Books and Records.  The minute books and other similar records of
               -----------------
the Company contain true and complete records in all material respects of all actions taken at any meetings of the Company's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in all material respects in accordance with good business and bookkeeping practices.

          3.29 Customers and Suppliers.  Except as disclosed in Section 3.29 of
               -----------------------
the Disclosure Schedule, no material supplier of the Company has indicated in writing within the past year that it will stop, or decrease the rate of, supplying materials, products or services to them and no material customer of the Company has indicated in writing within the past year that it will stop, or decrease the rate of, buying, leasing or licensing materials, products or services from them. Section 3.29 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 1% of the revenues of the Company during the last full fiscal year and the amount of revenues accounted for by such customer during such period and (b) each supplier that is the sole supplier of any significant product or component to the Company.

          3.30 Disclosure.  No representation or warranty by the Company and the
               ----------
Stockholder contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Company and the Stockholder pursuant to this

Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     4.   Representations of the Buyer
          ----------------------------

          The Buyer represents and warrants to the Company and the Stockholder as follows:

          4.1  Organization and Corporate Power.  The Buyer is a corporation
               --------------------------------
duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. The Buyer has delivered to the Company true and complete copies of its charter and by-laws, each as amended and/or restated to date and as in effect on the date hereof. The Buyer is not in default under or in violation of any provision of its charter or by-laws.

          4.2  Capitalization.  The authorized capital stock of the Buyer
               --------------
consists of (a) 25,000,000 shares of Buyer Common Stock, of which 15,551,589 shares were issued and outstanding and no shares were held in the treasury of the Buyer as of March 29, 1999, and (b) 1,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued or outstanding. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Buyer Shares will be, when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

          4.3  Authority.  The Buyer has all requisite power and authority to
               ---------
execute and deliver this Agreement and to perform its obligations hereunder.
The execution, delivery and performance of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

          4.4  Noncontravention.  Neither the execution and delivery by the
               ----------------
Buyer of this Agreement or the other agreements contemplated hereby, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will (a) conflict or violate any provision of the charter or by-laws of the Buyer; (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity; (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets are subject; (d) result in the imposition of any Security Interest upon any assets of the Buyer or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

          4.5  Reports and Financial Statements.  The Buyer has previously
               --------------------------------
furnished to the Company and the Stockholder complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission (the "SEC"), and (b) all other reports filed by the Buyer under
                 ---
Section 13 of the Exchange Act with the SEC since December 31, 1998 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer
                                                    -------------
Reports constitute all of the documents required to be filed by the Buyer under
Section 13 of the Exchange Act with the SEC since December 31, 1998. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein and (iv) are consistent with the books and records of the Buyer.

          4.6  Absence of Material Adverse Changes.  Since December 31, 1998,
               -----------------------------------
there has not been any material adverse change in the business, properties, operations, financial condition, assets or liabilities of the Buyer, nor has there occurred any event or development which could reasonably be foreseen as likely to result in such a material adverse change in the future.

          4.7  Broker's Fees.  The Buyer has no liability or obligation to pay
               -------------
any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          4.8  Disclosure.  No representation or warranty by the Buyer contained
               ----------
in this Agreement, and no statement contained in any other document, certificate or other instrument delivered by or on behalf of the Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     5.   Indemnification
          ---------------

          5.1  By the Stockholder.  Subject to the provisions and limitations in
               ------------------
this Section 5, the Stockholder hereby agrees to indemnify and hold harmless the Buyer and the Company from and against any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement; interest; court costs; costs of investigators; reasonable fees and expenses of attorneys, accountants, financial advisors and other experts; and other expenses of litigation) incurred or suffered by the party seeking indemnification

("Damages") resulting from or relating to:
  -------

          (a) any breach of or failure to perform any representation, warranty, covenant or agreement of the Company or the Stockholder contained in this Agreement;

          (b) any claim by a stockholder or former stockholder of the Company, or any other person, firm, corporation or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a stockholder, including any option, dissenter's or preemptive rights or rights to notice or to vote; (iii) any rights under the charter or by-laws of the Company or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company; and

          (c) any and all Taxes with respect to the Company for any taxable period prior to the Closing Date.

          5.2  Claims for Indemnification.  Whenever any claim shall arise for
               --------------------------
indemnification under Section 5, the Buyer or the Company, as the case may be, seeking indemnification (the "Indemnified Party") shall promptly notify the
                              -----------------
party from whom indemnification is sought (the "Indemnifying Party") of the
                                                ------------------
claim and, when known, the facts constituting the basis for such claim; provided, however, that any delay in providing notice shall not relieve the Indemnifying Party of its responsibility hereunder unless (and then only to the extent) such delay materially impairs the Indemnifying Party's ability to defend the claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Indemnifying Party; provided, however, that if suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Subsection 5.3 of this Agreement, the Indemnified Party shall have the right to settle or compromise such claim upon giving 30 days' prior written notice to the Indemnifying Party as provided in Subsection 5.3. Notwithstanding the foregoing, if a third party asserts that an Indemnified Person is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Person may be entitled to indemnification pursuant to this Section 5, and such Indemnified Person reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Person shall be entitled to satisfy such obligation, without consent from the Indemnifying Party, (ii) such Indemnified Person may and shall make a claim for indemnification pursuant to this Section 5 and (iii) such Indemnified Person shall be reimbursed for any such Damages for which it is ultimately determined to be entitled to indemnification pursuant to this Section 5 (it being understood that nothing in this Section 5 shall operate or be construed to affect the right of the Indemnifying Party to contest the amount or appropriateness of such reimbursement or the settlement or satisfaction by the Indemnified Party).

          5.3  Defense by the Indemnifying Party.  In connection with any claim
               ---------------------------------
which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party, at its sole cost and expense, may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding (provided that the Indemnifying Party acknowledges to the Indemnified Party in writing the obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to all elements of such claim, subject to the limitations in this Section 5). If the Indemnifying Party assumes the defense of any such claim or legal proceeding, it shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceedings and at the sole cost and expense of the Indemnifying Party shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), unless such settlement or judgment contains a provision releasing the Indemnified Party from all liability for such claim. The Indemnified Party shall cooperate with and shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense; provided, however, that if the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such claim or legal proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after receipt of notice of such claim from the Indemnified Party: (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving at least 15 days' prior written notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense; in such event, the Indemnifying Party may not thereafter seek to question the manner in which the Indemnified Party defended such third-party claim or the amount or nature of any such settlement.

          5.4  No Contribution.  If the Stockholder is required to make any
               ---------------
indemnification payment pursuant to this Section 5, he shall not have any rights to contribution from the Company.

          5.5  Survival.  The representations, warranties, covenants and
               --------
agreements of the Company and the Stockholder set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the earlier of (a) the first anniversary of the Closing Date or (b) the date of issuance of the Buyer's audited financial statements for the year ending December 31, 1999. Notwithstanding the foregoing, the representations and warranties contained in Sections 2 and 3.2 shall survive the Closing and the consummation of the transactions contemplated thereby and continue in full force and effect indefinitely.

          5.6  Limitations.  Notwithstanding anything to the contrary herein,
               -----------
(a) the aggregate liability of the Stockholder for Damages under Section 5 shall not exceed $350,000 and (b) the Stockholder shall not be liable under Section 5 unless and until the aggregate Damages exceed $35,000 (at which point the Indemnifying Party shall become liable for the aggregate Damages, and not just amounts in excess of $35,000). Except with respect to claims based on fraud, the rights of the Indemnified Persons under this Section 5 shall be the exclusive remedy of the Indemnified Persons with respect to any claims resulting from or relating to this Agreement.

          5.7  Adjustment to Purchase Price.  All indemnification payments
               ----------------------------
pursuant to this Section 5 shall be deemed adjustments to the Purchase Price.

     6.   Ancillary Matters
          -----------------

          6.1  Proprietary Information.
               -----------------------

          (a) The Stockholder shall hold in confidence all knowledge and information of a secret or confidential nature with respect to the business of the Company and shall not disclose, publish or make use of the same without the consent of the Buyer, except to the extent that disclosure is required by law or legal process or such information shall have become public knowledge other than by breach of this Agreement by the Stockholder.

          (b) The Stockholder agrees that the remedy at law for any breach of this Subsection 6.1 would be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Subsection 6.1.

          6.2  Employment Agreement.
               --------------------

          On the Closing Date, the Stockholder shall enter into an employment agreement with the Buyer substantially in the form attached hereto as Exhibit A.
                                                                      ---------

          6.3  Communications.  No public communications concerning this
               --------------
Agreement shall be made without the mutual consent and cooperation of the Buyer, the Company and the Stockholder, except as otherwise required by law.

          6.4  Transfer of Shares.
               ------------------

          (a) Restricted Shares.  "Restricted Shares" means (i) the Buyer Shares
              -----------------    -----------------
and (ii) any other shares of capital stock of the Buyer issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Buyer Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

          (b) Requirements for Transfer.  Restricted Shares shall not be sold or
              -------------------------
transferred unless either (i) they first shall have been registered under the Securities Act or (ii) the Buyer first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Buyer, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

          (c) Legend.  Each certificate representing Restricted Shares shall
              ------
bear a legend substantially in the following form:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

     The Buyer, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares of Buyer Common Stock which are required to bear the foregoing legend. The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act. Until the second anniversary of the Closing Date, the Buyer agrees to use its best efforts to make and keep current public information about the Company, as those terms are understood and defined in Rule 144 of the Securities Act, and to file in a timely manner all reports required to be filed by the Buyer under the Exchange Act.

          6.5  Pooling Requirements.
               --------------------

          (a) The Stockholder agrees not to sell, transfer or otherwise dispose of, or reduce his interest in, or risk relating to, any Buyer Common Stock issued to the Stockholder pursuant to this Agreement, or upon exercise of any employee stock options or warrants, until after such time as the Buyer has published (within the meaning of Accounting Series Release No. 130, as amended, of the SEC) financial results covering at least 30 days of combined operations of the Company and the Buyer.

          (b) The Stockholder understands that all certificates representing the Buyer Common Stock deliverable to the Stockholder pursuant to this Agreement shall, until the occurrence of the event referred to in Section 6.5(a), bear a legend substantially as follows:

               "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and the other conditions specified in a Stock Purchase Agreement between the holder of this certificate and SS&C Technologies, Inc., a copy of which Agreement may be inspected by the holder of this certificate at the executive offices of SS&C Technologies, Inc. or furnished by SS&C Technologies, Inc. to the holder of this certificate upon written request and without charge."

     6.6  Tax Restrictions.  The Stockholder has, and as of the Closing Date
          ----------------
will have, no plan or intent (a "Plan"), to engage in a sale, exchange, transfer, pledge, disposition or any other transaction that results in a direct or indirect transfer of the risk of ownership (a "Sale"): (i) to the Buyer, or any person related to the Buyer, of (A) any shares of Common Stock for consideration other than shares of Buyer Common Stock (or cash in lieu of fractional shares of Buyer Common Stock) or (B) any shares of Buyer Common Stock to be received hereunder; or (ii) to the Company, or any person related to the Company, of any shares of Common Stock. For purposes of this section, the determination of whether a person is related to the Buyer and/or the Company shall be made in accordance with Treasury Regulation Section 1.368-1(e)(3).

     6.7. Repayment of Loan.  The Stockholder acknowledges that he issued a
          -----------------
demand note to the Company with a current outstanding principal balance of $78,000 (the "Note") and agrees to deliver the Note to the Buyer no later than
              ----
the tenth day after the Closing Date. The Stockholder acknowledges that the Note requires his payment on demand of the outstanding principal balance under the Note, together with any interest thereon.

     7.   Dispute Resolution
          ------------------

          7.1  General.  In the event that any dispute should arise between the
               -------
parties hereto with respect to any matter covered by this Agreement, including, without limitation, the calculation of claims under Section 5, the parties hereto shall resolve such dispute in accordance with the procedures set forth in this Section 7.

          7.2  Consent of the Parties.  In the event of any dispute between the
               ----------------------
parties with respect to any matter covered by this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 30 calendar days after the commencement of efforts to resolve the dispute, the dispute will be submitted to arbitration in accordance with Subsection 7.3 hereof.

          7.3  Arbitration
               -----------

          (a) Either the Buyer or the Stockholder may submit any matter referred to in Subsection 7.2 hereof to arbitration by notifying the other party hereto, in writing, of such dispute. Within 15 days after receipt of such notice, the Buyer and the Stockholder shall designate in writing one arbitrator to resolve the dispute; provided, that if the parties hereto cannot agree on an arbitrator within such 15-day period, the arbitrator shall be selected by the American Arbitration Association from candidates not selected by the Buyer or the Stockholder. The arbitrator so designated shall not be an employee, consultant, officer, director or stockholder of any party hereto or any Affiliate of any party to this Agreement.

          (b) Within 30 days after the designation of the arbitrator, the arbitrator, the Buyer and the Stockholder shall meet, at which time the Buyer and the Stockholder shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.

          (c) The arbitrator shall set a date for a hearing, which shall be no later than 30 days after the submission of written proposals pursuant to paragraph (b) above, to discuss each of the issues identified by the Buyer and the Stockholder. Each such party shall have the right to be represented by counsel. The arbitration shall be governed by the rules of the American Arbitration Association; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

          (d) The arbitrator shall use his or her best efforts to rule on each disputed issue within 30 days after the completion of the hearings described in paragraph (c) above. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto.

          (e) The prevailing party in any arbitration shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration. The non-prevailing party shall pay such fees, together with the fees of the arbitrator and the costs and expenses of the arbitration. For purposes hereof, a party seeking payment of any amount in arbitration shall be deemed to be the prevailing party if it is determined that it is entitled to receive at least 85% of the payment initially claimed by it to be due to such party in such arbitration, and the party from which such payment is sought shall be deemed to be the "prevailing party" if the other party is not so deemed to be the prevailing party.

          (f) Any arbitration pursuant to this Subsection 7.3 shall be conducted in Hartford, Connecticut. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent and commit themselves to the jurisdiction of the courts of the State of Connecticut and the United States District Court for the District of Connecticut for purposes of the enforcement of any arbitration award.

     8.   Notices
          -------

          Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered personally or sent by telex, telecopy, Federal Express or other overnight courier, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

          To the Buyer:             SS&C Technologies, Inc.
                                    80 Lamberton Road
                                    Windsor, Connecticut  06095
                                    Attn:  Chief Executive Officer

          With a copy to:           John A. Burgess, Esq.
                                    Hale and Dorr LLP
                                    60 State Street
                                    Boston, Massachusetts  02109

          To the Stockholder:       John M. Boyle
                                    3975 N.W. 23/rd/ Terrace
                                    Boca Raton, Florida  33431

          With a copy to:           Charles J. Duffy, III, Esq.
                                    Gunster, Yoakley, Valdes-Fauli
                                      & Stewart, P.A.
                                    Broward Financial Centre
                                    500 East Broward Boulevard
                                    Suite 1400
                                    Fort Lauderdale, Florida  33394

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally or by telex or telecopy, (b) the next business day, if delivered by Federal Express or other overnight courier, charges prepaid, or (c) three business days after being sent, if sent by registered or certified mail, first class postage prepaid.

     9.   Successors and Assigns
          ----------------------

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer, on the one hand, and the Stockholder and the Company, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Buyer may assign this Agreement, and its rights and obligations hereunder, to a wholly owned subsidiary of the Buyer. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer, the Stockholder or the Company from any obligation or liability under this Agreement. In addition, the Stockholder may not assign any rights to receive payments under this Agreement without the prior written consent of the Buyer, which consent shall not be unreasonably withheld.

     10.  Entire Agreement; Amendments; Attachments
          -----------------------------------------

          (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The Buyer, by the consent of its Board of Directors or officers authorized by such Board, and the Stockholder may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and the Stockholder.

          (b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall prevail. The Schedules and Exhibits attached hereto are hereby incorporated as integral parts of this Agreement.

     11.  Severability
          ------------

          Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     12.  Investigation of the Parties
          ----------------------------

          All representations and warranties contained herein which are made to the best knowledge of a party shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof.

     13.  Expenses
          --------

          Except as otherwise expressly provided herein, the Buyer shall pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by it in connection with the transactions contemplated hereby, and the Stockholder shall pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by the Stockholder or the Company in connection with the transactions contemplated hereby. The Stockholder shall be responsible for payment of all sales or transfer taxes arising out of the conveyance of the Shares owned by the Stockholder.

     14.  Legal Fees
          ----------

          In the event that legal proceedings are commenced by the Buyer against the Stockholder, or by the Stockholder against the Buyer, in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

     15.  Governing Law
          -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws rules.

     16.  Section Headings
          ----------------

          The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

     17.  Counterparts
          ------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     18.  Construction.
          ------------

          The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

               [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.


                                       SS&C TECHNOLOGIES, INC.



                                       /s/ Anthony R. Guarascio
                                       ----------------------------------
                                       By: Anthony R. Guarascio
                                       Title: Chief Financial Officer


                                       THE BROOKSIDE CORPORATION




                                       /s/ John M. Boyle
                                       ----------------------------------
                                       By: John M. Boyle
                                       Title: President



                                       STOCKHOLDER:



                                       /s/ John M. Boyle
                                       ----------------------------------
                                       John M. Boyle

     SS&C Technologies, Inc. agrees to furnish supplementally to the Securities and Exchange Commission copies of any of the following schedules and exhibits upon request of the Commission.


     Schedule 3.9   Tax Matters

     Schedule 3.12  Intellectual Property

     Schedule 3.13  Real Property Leases

     Schedule 3.14  Contracts

     Schedule 3.16  Insurance

     Schedule 3.17  Litigation

     Schedule 3.19  Employees

     Schedule 3.20  Employee Benefit Plans

     Schedule 3.21  Environmental Matters

     Schedule 3.23  Permits

     Schedule 3.25  Product Warranty

     Schedule 3.29  Customers and Suppliers

     Exhibit A      Employment Agreement